Exhibit 99.1

Joint Filing Agreement

This JOINT FILING AGREEMENT, dated as of April 29, 2025 (the “Agreement”) is among Richemont Italia Holding S.p.A., Compagnie Financière Richemont SA and Compagnie Financière Rupert (together, the “Joint Filers”).

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Joint Filers hereby agrees to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) on its behalf with respect to ordinary shares, nominal value €0.000015 per ordinary share, of MYT Netherlands Parent B.V. and that this Agreement may be included as an exhibit to such joint filing.

Each of the Joint Filers further agrees that each Joint Filer is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto insofar as it relates to such Joint Filer’s obligation under Section 13(d) of the Exchange Act, and for the accuracy and completeness of the information concerning such Joint Filer contained therein; provided, however, that no Joint Filer is responsible for the accuracy or completeness of the information concerning the other Joint Filer, unless such Joint Filer knows or has reason to believe that such information is inaccurate. Each Joint Filer shall be entitled to file, separately from the other Joint Filer, any amendments to the information concerning such Joint Filer that it shall deem necessary or desirable.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 29th day of April 2025.

RICHEMONT ITALIA HOLDING S.P.A.

By:	/s/ Thomas Loest
	Name:	Thomas Loest
	Title:	Director

By:	/s/ Axel Meyer
	Name:	Axel Meyer
	Title:	Director

COMPAGNIE FINANCIERE RICHEMONT SA

By:	/s/ Thomas Loest
	Name:	Thomas Loest
	Title:	General Counsel

By:	/s/ Swen Grundmann
	Name:	Swen Grundmann
	Title:	Director of Corporate Affairs

COMPAGNIE FINANCIERE RUPERT

By:	/s/ Johann Rupert
	Name:	Johann Rupert
	Title:	General Managing Partner